SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)    May 13, 1997

              National Consumer Cooperative Bank
       (Exact Name of Registrant as Specified in Charter)

United States of America
(12 USC Section 3001 et seq.)       2-99779                  52-1157795
(State or Other Jurisdiction  (Commission File Number)  (IRS Employer ID No.)
 of Incorporation)


1401 Eye Street, N.W., Suite 700, Washington, D.C.                 20005
(Address of Principal Elective Offices)                          (Zip Code)


Registrant's telephone number, including area code      (202) 336-7700

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               INFORMATION INCLUDED IN THE REPORT


Item 4. Changes in Registrant's Certifying Accountant

     The Registrant solicited proposals for independent audit and accounting services subsequent to the filing of their Form 10-K for 1996. As a result of a competitive proposal process which included Deloitte & Touche LLP, the Audit Committee of the Board of Directors recommended that the registrant engage Arthur Andersen LLP as the independent accountant for the Registrant. Therefore, on May 6,1997, Registrant dismissed Deloitte & Touche LLP and engaged Arthur Andersen for such services subject to their acceptance of the engagement. The Registrant has not consulted Arthur Andersen on any matter within the scope of Regulation S-K 304(a)(2) for the Registrant's two most recent fiscal years or the subsequent interim period.

     During the two most recent years ended December 31, 1995 and 1996, and during the interim period until May 6, 1997, there were no disagreements with D&T, on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

     D&T's reports on the registrant's consolidated financial statements for the past two years contained no adverse opinion nor any disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. None of the events specified in Regulation S-K 304(a)(1)(v) occurred during the registrant's two most recent fiscal years ended December 31, 1995 and 1996, or during the interim period until May 6, 1997.

     The registrant has requested D&T to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the registrant in response to this item 4 and, if not, stating the respects in which it does not agree.

Item 7. Financial statements, pro forma financial information and exhibits

(c)  Exhibits

     Exhibit 16: Letters from Deloitte & Touche LLP dated May 13, 1997.
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                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   National Consumer Cooperative Bank


Date May 6, 1997                   By /s/ Richard L. Reed
                                      Richard L. Reed,
                                      Managing Director,
                                      Chief Financial Officer